UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2026

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.10	LXU	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Information.

As previously disclosed, since 2016, LSB Industries, Inc. (the “Company”) has been involved in litigation with respect to engineering and procurement contracts related to the construction of the ammonia plant at the Company’s El Dorado, AR facility. On April 2, 2026 (the “Execution Date”) the Company, certain of the Company’s wholly owned subsidiaries, and Benham Constructors, LLC (f/k/a Leidos Constructors, LLC, f/k/a SAIC Constructors, LLC) (“Benham”) entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”), effective March 26, 2026 (“Effective Date”), to settle certain claims asserted in the following matters: Global Industrial, Inc. d/b/a Global Turnaround (Plaintiff) v. Benham Constructors, LLC, et al (Defendants), and LSB Industries, Inc. et al. (Cross-Claimants and Counter Cross-Defendants) v. Benham Constructors, LLC, et al. (Cross-Defendants and Counter Cross-Claimants), Union County Circuit Court, Civil Division, Case No. 70CV-16-76 (collectively, the “Action”).

Pursuant to the terms of the Settlement Agreement, Benham agreed to pay the Company approximately $20.9 million within 60 days of the Effective Date. Subject to the terms of the Settlement Agreement, the Company (including its subsidiaries) and Benham agreed to dismiss their respective claims in the Action against each other, with prejudice. The Settlement Agreement does not include any admission of liability by any party.

The Settlement Agreement does not release or otherwise discharge any claims, rights or remedies the Company has, may have had or may have in the future against Leidos Inc. (f/k/a Science Applications International Corporation) or Leidos Engineering, LLC (“Leidos Engineering”), including its claims for fraud and breach of contract. The Company plans to continue its vigorous prosecution of its filed claims against Leidos Inc. and Leidos Engineering and continues to seek actual and punitive damages in excess of $300 million. The trial for the Company’s claims against Leidos Inc. and Leidos Engineering is scheduled to begin in October 2026.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, include, but are not limited to, statements regarding: the timing of the payment of the Settlement Amount; the Company’s plans to continue the prosecution of its claims against Leidos Inc. and Leidos Engineering; the amount of actual and punitive damages sought in connection therewith; and the anticipated timing of the trial of such claims. Forward-looking statements can generally be identified by words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “will,” “may,” “plan,” “potential,” “should,” “would,” and similar words or phrases, as well as by discussions of strategy, plans or intentions. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties relate to, but are not limited to, the risk that the settlement proceeds may not be received in the time frame contemplated or at all; the risk that the parties may not satisfy their respective obligations under the Settlement Agreement; risks and uncertainties associated with ongoing and future litigation, including the Company’s claims against Leidos Inc. and Leidos Engineering; the inherent uncertainty of litigation outcomes, including the possibility that the Company may not prevail on its claims or recover the damages sought; the possibility that the trial date for the Company’s claims against Leidos Inc. and Leidos Engineering may be delayed or rescheduled; business and market disruptions; other financial, economic, competitive, environmental, political, legal and regulatory factors; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2026

LSB INDUSTRIES, INC.

By:	/s/ Michael J. Foster___________
Name:	Michael J. Foster
Title:	Executive Vice President, General Counsel and Secretary